UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

THE MILLS CORPORATION
THE MILLS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	1-12994	52-1802283
Delaware	000-50694	52-1873369
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

5425 Wisconsin Avenue, Suite 500
Chevy Chase, MD		20815
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		301-968-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
 2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

     On January 17, 2007, in connection with the Agreement and Plan of Merger, dated as of January 17, 2007 (the “Merger Agreement”), among The Mills Corporation (“Mills”), The Mills Limited Partnership (“TMLP”) and Brookfield Asset Management Inc. (“Brookfield”), Mills, TMLP and certain subsidiaries of TMLP entered into a Restated Credit and Guaranty Agreement (the “Restated Credit Agreement”) with Brookfield, as Administrative Agent (the “Administrative Agent”) and Collateral Agent. The Restated Credit Agreement is an amendment and restatement of the Credit and Guaranty Agreement, dated as of May 19, 2006 (the “Original Credit Agreement”), between Mills, TMLP and certain subsidiaries of TMLP, Goldman Sachs Mortgage Company (“GSMC”) and certain other lender parties thereto, pursuant to which TMLP has an outstanding senior secured term loan (the “Senior Term Loan”) with an aggregate principal balance of approximately $1,053 million. The Restated Credit Agreement will become effective upon Brookfield purchasing the Senior Secured Loan from the existing lenders under the Original Credit Agreement by February 6, 2007.  In the Merger Agreement, Brookfield has agreed to use commercially reasonable efforts to effect such purchase. The approval of GSMC, as a lender and as administrative agent under the Original Credit Agreement, is required for Brookfield to purchase the Senior Term Loan.

     The Restated Credit Agreement provides a revolving loan facility to TMLP in an aggregate principal amount not to exceed $500 million (the “Revolving Facility,” and together with the Senior Term Loan the “Credit Facilities”). The proceeds of the Revolving Facility will be used to pay certain fees due upon the replacement of the Original Credit Agreement, as described below, and to provide for working capital requirements and general corporate purposes of TMLP and its subsidiaries in accordance with an approved budget. To the extent permitted by existing contractual obligations, the Senior Term Loan is secured by substantially all of the assets of TMLP, as well as all equity interests owned by Mills, TMLP and certain of their subsidiaries in material operating properties. Subject to certain exceptions, the Revolving Facility is or will be guaranteed by all material subsidiaries of Mills and TMLP that are permitted to do so in accordance with existing contractual obligations.

     Maturity

     The Credit Facilities will have a maturity of January 31, 2008, which date may be extended to April 30, 2008, if the termination date of the Merger Agreement is similarly extended.

     Interest Rate and Fees

     The Credit Facilities will bear interest at LIBOR plus 275 basis points, with the underlying LIBOR rate being reset monthly. If the Merger Agreement is terminated, other than for a breach of the Merger Agreement by Brookfield, the Credit Facilities will thereafter bear interest at LIBOR plus 575 basis points. In connection with the entry into the Restated Credit Agreement , Mills and TMLP agreed to pay a fee to Brookfield of approximately $31 million, 50% of which is payable upon the purchase of the existing term loans from GSMC, and the balance of which is payable upon the earlier of (a) the maturity date of the Restated Credit Agreement and (b) the date of repayment of all outstanding loans and termination of all revolving loan commitments under the Restated Credit Agreement. In addition, consistent with existing agreements owing to GSMC, TMLP will pay GSMC a back-end fee of $18.42 million upon purchase of the Senior Term Loan by Brookfield using proceeds of the Revolving Facility drawn by TMLP.

     Covenants and Other Terms

     As is the case under the Original Credit Agreement, the Restated Credit Agreement requires compliance, within certain variances, with an agreed budget. In connection with the extension of the maturity date, the Restated Credit Agreement establishes a new budget for the 2007 calendar year.

     The Restated Credit Agreement generally contains covenants, mandatory prepayment requirements and events of default similar to those set forth in the Senior Term Loan, with certain amendments. Among other amendments, requirements relating to the filing of financial statements for 2005 and 2006 by specific dates, the maintenance of a New York Stock Exchange listing and the consummation of refinancings in February 2007 have been deleted. In addition, in the case of any event of default that occurs while the Merger Agreement is in effect, the lenders under the Restated Credit Agreement are prohibited from exercising default remedies unless the event of default in question is attributable to a payment default, a bankruptcy event, an acceleration of certain other material indebtedness, or a willful and intentional breach of the Restated Credit Agreement. As is the case under the Senior Term Loan, the applicable interest rate under the Restated Credit Agreement is increased by 3% following the occurrence of any event of default.

     The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the text of the Restated Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Restated Credit and Guaranty Agreement, dated as of January 17, 2007, among The
Mills Limited Partnership, as Borrower, The Mills Corporation, as Parent, certain subsidiaries of The Mills Corporation, various Lenders, and Brookfield Asset
Management Inc., as Administrative Agent and Collateral Agent.*

_________
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange
Commission.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

     Mills and Brookfield intend to file a proxy statement/prospectus with the Securities and Exchange Commission in connection with the proposed merger between Mills and Brookfield. Stockholders of Mills are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement/prospectus as well as other filings containing information about Mills and the merger, when available, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). In addition, copies of the proxy statement/prospectus and other filings containing information about Mills and the merger can be obtained, when available without charge, by directing a request to The Mills Corporation, Attention: Investor Relations, 5425 Wisconsin Avenue, Suite 500, Chevy Chase, Maryland 20815, by phone at (301) 968-8367, or on Mills’ Internet site at

http://www.themills.com.

     Mills and its officers and directors may be deemed to be participants in the solicitation of proxies from Mills’ stockholders in connection with the merger. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the definitive proxy statement/prospectus and other relevant documents that Mills will file with the Securities and Exchange Commission in connection with the merger and the scheduled special meeting of its stockholders.

     Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

Date: January 23, 2007	By: /s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By : The Mills Corporation, its General Partner

Date: January 23, 2007	By: /s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Executive Vice President and Chief Financial Officer

Exhibit No.	Description
10.1	Restated Credit and Guaranty Agreement, dated as of January 17, 2007, among The
Mills Limited Partnership, as Borrower, The Mills Corporation, as Parent, certain subsidiaries of The Mills Corporation, various Lenders, and Brookfield Asset

Management Inc., as Administrative Agent and Collateral Agent.*
_________
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange
Commission.